Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form F-1 No. 333-258963) of REE Automotive Ltd.,
(2) Registration Statement (Form F-3 No. 333-266902) of REE Automotive Ltd., and
(3) Registration Statement (Form S-8 No. 333-261130) pertaining to Key Employee Share Incentive Plan (2011) of REE Automotive Ltd.;

of our report dated March 28, 2023, with respect to the consolidated financial statements of REE Automotive Ltd. included in this Annual Report (Form 20-F) of REE Automotive Ltd. for the year ended December 31, 2022.

/s/ KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
Tel Aviv, Israel
March 28, 2023